                                                                       23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Newcor, Inc. on Form S-8 (File No. 333-24301) of our report dated June 11, 1999, on our audits of the financial statements and financial statement schedules of the Newcor, Inc. Savings Plan for Employees at December 31, 1998 and 1997 and the years then ended, which is included in this Annual Report on Form 11-K.



/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
June 28, 1999




                                       15